UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report: August 6, 2010
(Date of earliest event reported)
McAfee, Inc.
(Exact Name of Registrant as specified in Charter)

Delaware (State or other Jurisdiction of incorporation)	Commission File No.: 001-31216	77-0316593 (I.R.S. Employer Identification No.)
3965 Freedom Circle
Santa Clara, California 95054
(Address of Principal Executive Offices, including zip code)
(408) 346-3832
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On August 6, 2010, the Compensation Committee (the “Committee”) of the Board of Directors of McAfee, Inc. (“McAfee”) granted stock units to Jonathan Chadwick, McAfee’s Executive Vice President and Chief Financial Officer. The grants consisted of 97,500 performance-based stock units (“PSUs”) and 125,000 restricted stock units (“RSUs”).
     One-third of the shares subject to Mr. Chadwick’s PSU grant will be eligible to vest on each of February 16, 2011, February 16, 2012 and February 16, 2013, subject to achievement of designated performance criteria for the designated performance period, 2010, 2011 and 2012, respectively. The number of shares allocated to each tranche represents the maximum number of shares that can be earned based on the performance criteria established or to be established at a future date(s) by the Committee.
     With respect to the RSUs granted to Mr. Chadwick, 75,000 RSUs are scheduled to vest in equal one-third tranches on each of August 2, 2011, August 2, 2012 and August 2, 2013. The remaining 50,000 RSUs granted to Mr. Chadwick are scheduled to vest in full on August 2, 2011.
     Vesting of the stock units is subject to Mr. Chadwick’s continued service to McAfee until each vesting date. The stock units are also subject to the terms and conditions of McAfee’s 2010 Equity Incentive Plan and McAfee’s standard form of stock unit award agreements to be entered into by and between McAfee and Mr. Chadwick.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

McAfee, Inc.
Date: August 12, 2010	By:	/s/ Keith S. Krzeminski
Keith S. Krzeminski
Senior Vice President, Finance and Chief Accounting Officer